Dated    26th March, 1997



                   INTERGRAPH ASIA PACIFIC Inc.
                          ("the Company")
                                and
                      Intergraph Corporation
                         ("the Covenator")
                                and
                        GRAEME JOHN FARRELL
                         ("the Employee")


                           SERVICE DEED



THIS DEED  is made on the 26th  day of  March, 1997

BETWEEN:

(1)  INTERGRAPH ASIA PACIFIC Inc., whose registered office in
Sydney Australia is, 4th Floor 32 Walker Street North Sydney
(hereinafter called "the Company"); and

(2)  INTERGRAPH CORPORATION whose offices are at One Madison,
Huntsville Alabama (hereinafter called "the Covenator");and

(2)  GRAEME JOHN FARRELL of Apt 3A, Block 1, 61 South Bay Road,
Hong Kong (hereinafter called "the Employee").


WHEREAS:

(A) The Employee is currently employed in Hong Kong by a member of the Group (as hereinafter defined).

(B) The Company is now a member of the Group which carries on the Group's business in the Asia Pacific region.

(C) Due to a restructure of the Group, the Employee has been requested to transfer to Australia from 1st July, 1997 and take up employment with the Company.

(D) The Covenator has agreed to guarantee the Company's financial obligations relevant to the Employee's appointment under this Deed.


(D) The parties wish to consolidate the Employee's terms and conditions of employment as hereinafter provided.


WHEREBY IT IS AGREED as follows:

1.   INTERPRETATION

1.01 In this Deed, unless the context requires otherwise:

"Base Salary" means that part of the remuneration of the Employee as is referred to in Clause 5;

"Group" means the Company, its parent company, Intergraph
Corporation and its subsidiaries and associated companies from time to time and "member of the Group" shall be construed accordingly; and

"month" means calendar month.

1.02 References herein to Clauses are to clauses in this Deed unless the context requires otherwise,

1.03 The headings are inserted for convenience only and shall not affect the construction of this Deed.

1.04 Unless the context requires otherwise, words importing the singular include plural and vice versa and words importing a gender include every gender.

2.   APPOINTMENT

The Company will employ the Employee and the Employee will serve the Company as Vice President, Business Operations & Finance, responsible for Asia Pacific Operations, upon the terms and conditions hereinafter appearing. The Employee shall perform his services in Asia Pacific and shall be based in Sydney Australia on commencement of employment under this contract from 1st July, 1997.


3.   DURATION

The Employee's appointment is effective from 1st July, 1997 and shall continue until such time as this Deed is terminated by either the Company or the Employee in accordance with the provisions of Clause 10.


4.   EMPLOYEE'S DUTIES

The Employee shall, during the continuance of his employment hereunder:

(a)  be based in Sydney Australia to serve the Company as Vice
President, Business Operations & Finance, Asia Pacific Region and, in such capacity and in good faith, perform the duties and exercise the powers from time to time assigned to or vested in him by Intergraph Corporation;

(b) comply with and conform to any lawful instructions or directions from time to time given or made by Intergraph
Corporation and faithfully and diligently serve the Company and use his best endeavors to promote the business and interests thereof;

(c) devote himself exclusively and diligently to the business and interests of the Company and personally attend thereto at all times during, usual business hours and during such other times as the Company may reasonably require except in case of incapacity through illness or accident,





5.   BASE SALARY

The base salary of the Employee shall be US$ 185,000 per annum payable in 12 equal monthly installments. This salary shall be reviewed by the Chief Financial Officer of Intergraph Corporation from time to time and in any event, on each yearly anniversary date from the commencement date of this agreement


6.   BENEFITS

The Employee shall be entitled to the following benefits subject to determination by the Chief Financial Officer as to the appropriate level of cost for each item:

(a) the use (whether for business or personal purposes) of a motor car which is of a standard consistent with the position of the Employee in the Company and the Company shall pay all running costs associate with said motor car.

(b) provision of an education allowance for the two children of the Employee (Caitlyn Alise & Lauren Rennie) whilst they are in school in Sydney or University in Australia. Such allowance will be equal to actual fee cost by the relevant institution. This provision is subject to a maximum of US$9,000 per child, however reasonable increase to this maximum will be allowed in future years (commencing 1998) as a result of inflationary increases from the relative educational institution. This provision shall only apply to high school and first degree for both children of the Employee.


(c) provision of Australian insurance cover for medical, hospital and dental costs of the Employee, Employee's wife and two children whilst they are dependent on the Employee.

(d) telephone, fax/data service in the residence of the Employee at the expense of the Company;

(e) assistance for Ernst & Young in the preparation of the Employee's 1998 Australian tax return;

(f) participation in the Company's superannuation plan subject to the terms and conditions of such scheme from time to time in force; However, the Company contribution shall commence at 8% which is consistent with the level of contribution currently made in respect of the Employee's employment in Hong Kong.




8.   EXPENSES

The Company shall reimburse the Employee (against receipts) for all expenses properly incurred in the course of his employment hereunder or in promoting or otherwise in connection with the business of the Company including without limitation, business meals, entertainment, hotel, traveling and out-of-pocket expenses.


9.   LEAVE

The Employee shall be entitled after completion of each year of service with the Company to [four (4) weeks] leave (excluding public holidays) with full pay, which leave shall be taken at such time or times as may be convenient to the Chief Financial Officer having regard to the exigencies of the Company's business. Any untaken leave up to a maximum of four weeks shall accrue to the Employee year to year and shall be included in calculation of any termination payment should the Employee's services be terminated either by the Company or Employee.

10.   TERMINATION


10.1 Subject to Clause 10.3 hereof, the Employee's employment hereunder may be determined at any time by either party giving to the other not less than three (3) months' prior written notice or forthwith upon payment of not less than three (3) months' Base Salary in lieu of notice.

10.2 If the Company terminates the employment of the Employee by reason of his position being made redundant, or if the Employee tenders his resignation by reason of one or more of the following reasons:

(a) if the Employee is required by the Company to carry out or perform duties which are fundamentally different in nature to the duties which are contemplated by this Deed whether expressly or by implication;

(b) if the Company proposes to relocate the Employee on a permanent basis to a location outside of Sydney, Australia and the Employee is unwilling to accept the proposed relocation location;

(c) if the Employee is given a title or position in the Company or of any company in the Group which can reasonably be regarded as a demotion; or

(d) if the Company commits any act which will amount to constructive dismissal of the Employee by the Company under common law, or

(e) any other action taken by the Company calculated to terminate or might have the effect of terminating this Deed without consent of the Employee.

then, the Company shall, pay the Employee a sum calculated in accordance with the following formula:

(A *2) x B
Where:

"A" is the monthly Base Salary of the Employee applicable at the time of termination;


"B" is the number of calendar years of service (or part thereof) of the Employee with the Group, which is subject to a maximum of 12 years.

10.3 If at any time during the term of his employment hereunder the Employee shall be guilty of or commit any serious misconduct which in the opinion of Intergraph Corporation is in any way detrimental to the interests of the Company or shall be in breach of any of the terms of this Deed or shall commit any act of bankruptcy or become insolvent or make any arrangements or composition with his creditors generally or become through mental disorder incapable of managing his own affairs or fail to pay his personal debts or shall be guilty of persistent insobriety or be convicted of any criminal offence involving his integrity or honesty the Company may determine the Employee's employment - hereunder forthwith without any notice or payment in lieu of notice and upon such determination the Employee shall not be entitled to any bonus or any payment whatsoever (other than salary actually accrued due and payable, accrued annual leave and superannuation ) for or in respect of the then current year of service or to claim any compensation or damages for or in respect of or by reason of such determination.


11.  EMPLOYEE'S UNDERTAKINGS

The Employee shall not either during the continuance of his employment hereunder divulge to any person whomsoever or to any body corporate or unincorporated and shall use his best endeavours to prevent the unauthorised publication or disclosure of any trade secret or any confidential information concerning the business or finances of any member of the Group or any of its dealings, transactions or affairs which may come to his knowledge during or in the course of his employment.

12.   Indemnity

Subject to clause 4 herein, the Company, jointly and severally with the Covenator, shall financially indemnify the Employee in the event of any litigation or claims against Directors of the Company or any Group company of the Covenator of which the Employee is a Director. The Employee shall be protected financially from any actions against any Board of the Group whether during the currency of this Deed or for Seven (7) years subsequent to the Employee's termination under this Deed. Financial indemnity shall be inclusive of any legal costs incurred by the Employee in defense of litigation against the Employee in consequence of his being, or having been , a Director of any Company in the Group.



13.  MISCELLANEOUS

13.01 This Deed shall be in substitution for any subsisting agreement or arrangement (oral or otherwise) made between the Company and the Employee which shall be deemed to have been terminated by mutual consent as from the date on which this Deed commences,

13.02 The expiration or termination of this Deed howsoever arising shall not operate to affect such of the provisions hereof as in accordance with their terms are expressed to operate or have effect thereafter.

13.03 In the event of any variation of the remuneration payable to or other benefits made available to the Employee hereunder being made by consent of the parties hereto such variation shall not constitute a new agreement but (subject to any express agreement to the contrary) the employment of the Employee hereunder shall continue subject in all respects to the terms and conditions of this Deed with such variation as aforesaid.

13.04 Each notice, demand or other communication given or made under this Deed shall be in writing and delivered or sent to the relevant party at its address set out below (or such other address or telex number or fax number as the addressee has by five (5) days' prior written notice specified to the other party):

To the Company :    Intergraph Asia Pacific Inc.
4th Floor, 32 Walker Street
North Sydney, Australia.


                              :
To the Employee :   Graeme John Farrell
                    15A West Crescent Street
                    McMahons Point
                    Sydney Australia 2060
                    (effective from 1st July,97)

Any notice, demand or other communication so addressed to the relevant party shall be, deemed to have been delivered (a) if given or made by letter, when actually delivered to the relevant address; and (b) if given or made by fax, when despatched.

13.05 If at any time any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect, the legality, validity and enforceability of the remaining provisions of this Deed shall not be affected or impaired thereby,

13.06 This Deed shall be governed by and construed in accordance with the laws of New South Wales, Australia and the parties hereby irrevocably submit to the non-exclusive jurisdiction of Australian courts.

IN WITNESS WHEREOF this Deed has been executed on the day and year first above written.




SIGNED for and on behalf of
INTERGRAPH ASIA PACIFIC Inc.
 By /s/ Larry J. Laster
in the presence of:- /s/ Donna L. Lynch


SIGNED for and on behalf of
INTERGRAPH CORPORATION
By /s/ Larry J. Laster
In the presence of /s/ Donna L. Lynch


SIGNED by /s/ Graeme John Farrell
GRAEME JOHN FARRELL
in the presence of:- /s/ Randolph H. Myers
                         Randolph H. Myers